UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 19, 2018

VOXX INTERNATIONAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-28839 (Commission File Number)
13-1964841 (IRS Employer Identification No.)
2351 J Lawson Boulevard, Orlando, Florida (Address of principal executive offices)	32824 (Zip Code)

Registrant's telephone number, including area code (800) 645-7750

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

VOXX International Corporation (the “Company”) entered into Amendment No. 4 to Second Amended and Restated Credit Agreement, which was dated as of April 19, 2018 (the “Amendment No. 4”), by and among the Company, the Borrowers, the other Guarantors, the Lenders party thereto and Wells Fargo Bank, National Association, as administrative agent on behalf of the Lenders under the Credit Agreement.

Pursuant to Amendment No. 4, certain provisions of the Credit Agreement have been amended to: add and/or amend certain definitions including but not limited to the definition of Specified EBITDA Entities, Cash Dominion Event, EBITDA, Eligible Accounts, Fixed Charges, Fixed Coverage Ratio, Permitted Dispositions, and Permitted Intercompany Advances. The Amendment No. 4 also provides that any Investments made by the Loan Parties to either 360fly, Inc. or Eyelock LLC prior to the date of Amendment No. 4 will not be included in the dollar threshold set forth in Clause (d)(i) of the definition of Permitted Intercompany Advances. In addition, Amendment No. 4 provides that the Term Loan Commitments, which were repaid in full, are terminated and cannot be re-borrowed. It also provides that the consent of the Required Lenders must be obtained for any Acquisition which involves consideration in an amount equal to or greater than $50,000,000 in order for it to be considered a Permitted Acquisition. The Unused Line Fee was replaced to provide for new monthly fees, the Field Examinations and Appraisals section was replaced in its entirety, the Fixed Charge Coverage Ratio section was also replaced in its entirety and the Liens on Intellectual Property of the Loan Parties were released.

The above description of Amendment No. 4 does not purport to be a complete statement of the parties’ rights and obligations under Amendment No. 4 and is qualified in its entirety by reference to Amendment No. 4 which the Company expects to file with its next Annual Report on Form 10-K. Any information disclosed in this Current Report on Form 8-K or the exhibits hereto shall not be construed as an admission that such information is material.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item 2.03 are contained in Item 1.01 above and are incorporated as if fully restated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VOXX International Corporation (Registrant)

Date: April 25, 2018
BY: /s/ Charles M. Stoehr
Charles M. Stoehr
Senior Vice President and
Chief Financial Officer